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                                                               Exhibit 10(i)E(3)


                  AMENDMENT TO REAL ESTATE RETENTION AGREEMENT

            THIS AMENDMENT TO REAL ESTATE RETENTION AGREEMENT (this "Amendment") is made as of the 3 day of July, 2002, by and among ALEXANDER'S INC., a Delaware corporation ("Alexander's"), having an address at 210 Route 4 East, Paramus, New Jersey 07652, (sometimes hereinafter referred to as "Owner"), and VORNADO REALTY, L.P., a Delaware, having an office at 210 Route 4 East, Paramus, New Jersey 07652 ("Consultant").

                                 R E C I T A L S

            A. Alexander's and Consultant's predecessors-in-interest, Vornado, Inc. and Keen Consultants Inc., have heretofore entered into that certain Real Estate Retention Agreement, dated July 20, 1992 (the "Retention Agreement").

            B. As of the date hereof, Consultant and 731 Commercial LLC and 731 Residential LLC have entered into that certain 59th Street Real Estate Retention Agreement (the "59th Street Retention Agreement"), relating to the property located at 731 Lexington Avenue, New York, New York and referenced to in the Retention Agreement Schedule of Assets as "59th Street, New York City" (the "59th Street Property").

            C. Whereas, Owner and Manager desire to amend the Retention Agreement to delete the 59th Street Property from such Retention Agreement and to make certain other conforming changes.

            NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Owner and Manager hereby agree to the following amendments to be effective from and after the date hereof (the "Effective Date"):

            1. Schedule of Assets. The Schedule of Assets to the Retention Agreement is hereby amended to delete the 59th Street Property therefrom.

            2. Fee. The third sentence of Article II.C.1.(b) is hereby deleted and the following substituted therefor:

                  "Notwithstanding the immediately preceding sentence, Vornado's fee will be payable in an amount not to exceed $2,500,000 in any calendar year or part thereof (or such lesser amount as may be due Vornado hereunder), less any amounts paid to Vornado under the 59th Street Retention Agreement with respect to the same period. The fee shall be paid in equal monthly installments until the present value (applying a discount rate of 9% per annum) of such installments paid to Vornado equals the fee due hereunder that would have been paid had it been paid simultaneously with the closing, assignment or other consummation of the applicable transaction; provided, however, that (i) fees payable in respect of a sale, assignment or Acquisition
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                  Transaction are paid first and (ii) Vornado shall not be
                  entitled to receive any fees in respect of a lease or sublease to the extent the tenant is in default of its payment obligations thereunder, except as a result of a default by the Owner or a termination by Owner of the lease or sublease (other than a termination by the Owner resulting from the tenant's monetary default).

            3. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

            4. Defined Terms. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Retention Agreement. The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

            5. Amendment. This Amendment is incorporated into and made a part of the Retention Agreement, and the Retention Agreement and all terms, conditions and provisions of the Retention Agreement are ratified and confirmed in all respects and is and shall continue to be in full force and effect as modified and amended hereby.

            6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            7. No Modification. This Amendment constitutes the entire understanding of the parties with respect to the subject hereof and may not be amended except in a writing executed by the parties hereto.

            8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

            9. Accrued 59th Street Property Fees. Consultant acknowledges and agrees that any fees that become payable with respect to the leases listed on Schedule A attached hereto shall be payable under the 59th Street Retention Agreement and not the Retention Agreement modified by this Amendment.




                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                          OWNER:
                                          ALEXANDER'S INC., a
                                          Delaware corporation

                                          By: /s/ Brian Kurtz
                                              --------------------------------
                                              Name:  Brian Kurtz
                                                    --------------------------
                                              Title: Assistant Secretary
                                                     -------------------------


                                          MANAGER:
                                          VORNADO REALTY, L.P.

                                          By: /s/ Joseph Macnow
                                              --------------------------------
                                              Name:  Joseph Macnow
                                                    --------------------------
                                              Title: Executive Vice President
                                                    --------------------------
                                                     Financial & Administration
                                              --------------------------------
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                                   SCHEDULE A


1. Agreement of Lease, dated as of April 30, 2002, between Seven Thirty One Limited Partnership, as landlord ("Landlord"), and Bloomberg L.P., as tenant ("Tenant"), as amended by (i) a letter agreement, dated December 20, 2001, between Landlord and Tenant, (ii) a letter agreement, dated January 30, 2002, between Landlord and Tenant, (iii) the First Amendment of Lease, dated as of April 19, 2002, between Landlord and Tenant and (iv) a letter agreement, dated as of June __, 2002, between Landlord and Tenant with respect to a portion of the commercial parcel at 731 Lexington Avenue, New York, New York.

2. Agreement of Lease, dated as of August 6, 1999, between Seven Thirty One Limited Partnership, as landlord ("Landlord"), and H&M Hennes & Mauritz Inc., as tenant ("H&M Inc."), as amended by the First Amendment of Lease, dated as of August 23, 2001, between Landlord and H&M Hennes & Mauritz L.P. ("Tenant") as successor in interest to H&M Inc. with respect to a portion of the commercial parcel at 731 Lexington Avenue, New York, New York.


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